Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1998 Long-Term Incentive Plan of The TriZetto Group, Inc. of our report dated February 3, 2004, with respect to the consolidated financial statements and schedule of The TriZetto Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orange County, California

August 6, 2004